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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            WESTLINKS RESOURCES LTD.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Alberta                                   None
     ------------------------------               ---------------------
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation of organization)


        Suite 700, 703 - 6 Avenue S.W., Calgary, Alberta Canada T2P 0T9
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


       Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE


       Securities to be registered pursuant to Section 12(g) of the Act:


                                  Common Stock
                                ----------------
                                (Title of Class)


                         Common Stock Purchase Warrants
                      -----------------------------------
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities of Westlinks Resources Ltd. (the "Registrant" to be registered hereunder are (i) the Registrant's common stock (the "Common Stock") and (ii) the Registrant's Common Stock Purchase Warrants (the "Warrants").

         The complete descriptions of the Common Stock and Warrants are found in the Registrant's Registration Statement under the Securities Act of 1933 on Form F-1, File No. 33-39826 (the "Registration Statement") and amendments thereto filed with the Commission, which are hereby incorporated by reference pursuant to Rule 12b23 under the Securities Exchange Act of 1934. Such descriptions may be found in Part I of the Registration Statement under the caption "Description of Securities".

ITEM 2.  EXHIBITS.

1. Specimen certificate for the Warrants has been filed as an exhibit to the Form of Warrant Trust Indenture filed as Exhibit 4.1 to the Registration Statement and it is hereby incorporated by reference herein.

2. (a) The Certificate of Amalgamation, and attached Articles of the Registrant has been filed as Exhibit 3.1 to the Registration Statement and are hereby incorporated by reference herein.

    (b) The By-laws of the Registrant have been filed as Exhibit 3.2 to the Registration Statement and are hereby incorporated by reference herein.

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Westlinks Resources Ltd.


                                         By: (signed) Marcia L. Johnston
                                             ---------------------------------
                                             Marcia L. Johnston, Secretary


December 12, 2000.